EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Long-Term Incentive Plan, as amended, the Employee Stock Purchase Plan, as amended, and the Directors' Stock Option Plan, as amended, of MIPS Technologies, Inc. of our report dated July 16, 1999, with respect to the consolidated financial statements of MIPS Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  ---------------------
                                                  Ernst & Young LLP
San Jose, California
August 23, 2000